Allion Healthcare, Inc. 1660 Walt Whitman Road, Suite 105 Melville, NY 11747 Tel: (631) 547-6520

Allion Healthcare Reports Record Fourth quarter 2008 Revenues of $97 million and Fully Diluted EPS of $0.12

•	Net sales increased 52% to $96.9 million from $63.6 million
•	Net income more than doubled to $3.1 million versus $1.1 million
•	Earnings per diluted share increased to $0.12 compared to $0.06
•	Specialty HIV net sales increased 14% to $72.7 million
•	Specialty Infusion increased 11% sequentially to $24.2 million over the third quarter of 2008

MELVILLE, NY – March 4, 2009 – Allion Healthcare (NASDAQ: ALLI) today announced financial results for the fourth quarter and year ended December 31, 2008.  Results for the periods include the Company’s expansion into the Specialty Infusion market as a result of the April 4, 2008 acquisition of Biomed America, Inc. (“Biomed”). Allion Healthcare now operates its business in two segments: Specialty HIV, which is the Company’s legacy specialty pharmacy and disease management business focused on HIV/AIDS patients, and Specialty Infusion, which is the Company’s recently acquired Biomed business specializing in biopharmaceutical medications and services for chronically ill patients.

Summary of Results

Consolidated net sales increased 52% to $96.9 million for the quarter ended December 31, 2008 when compared to the fourth quarter of 2007.  Both business segments achieved better than expected revenue growth with Specialty HIV up 14% to $72.7 million when compared to the fourth quarter of 2007 and Specialty Infusion up sequentially 11% over the third quarter of 2008.  For the year, same store Specialty HIV revenues increased 12% to $276.9 million.  Total revenues for the year of $340.7 million include $63.7 million from the Biomed acquisition completed in April 2008.

Adjusted EBITDA more than tripled to $7.6 million in the fourth quarter of 2008, compared to $2.2 million during the fourth quarter of 2007. The increase in Adjusted EBITDA reflects the contribution from the Biomed acquisition and improved leverage in selling, general and administrative expenses resulting from the strong organic growth of the Company’s Specialty HIV business.  For the year, same store growth in Specialty HIV and the addition of Specialty Infusion as of April 4, 2008 increased Adjusted EBITDA by almost 300% to $25.3 million.  An explanation and reconciliation of Net income under GAAP to EBITDA and Adjusted EBITDA is provided below.

Net income for the fourth quarter of 2008 increased to $3.1 million, which compares to $1.1 million for the same period last year. Earnings per diluted share for the fourth quarter of 2008 were $0.12 compared to earnings per diluted share of $0.06 for the fourth quarter of 2007.

“We are pleased to report solid fourth quarter and full year operating results across both of our business segments,” remarked Michael Moran, Chairman, President and Chief Executive Officer of Allion Healthcare.  “The quarter was highlighted by the continued strong organic growth in Specialty HIV.  Same store Specialty HIV growth of 14% in the fourth quarter and 12% for the year, together with an expansion in our Specialty HIV operating margins, validates both our strategic focus and operating effectiveness as we execute our low cost business model over a broader patient population.”

With respect to the Company’s fourth quarter performance of the Specialty Infusion business, Mr. Moran went on to say, “We continue to be more than pleased with the Biomed’s performance and look forward to their continued growth.”

Mr. Moran concluded, “We are very proud of the performance of our clinical and operational teams during these challenging times.  Their unwavering commitment to our business model and to the patient and physician communities we serve positions us well for the opportunities and challenges we face in 2009.”

Guidance

The Company today provided financial guidance for the full year 2009. This guidance includes the Company’s estimate of a proposed 1% and 5% Medi-Cal rate reduction recently announced by the State of California and the dilutive effect related to the Biomed earn out.  The guidance also assumes a 42% effective tax rate.

Twelve Months Ending December 31, 2009 Guidance
Net Sales (millions)	$400 - $415
Earnings Per Diluted Share	$0.48 - $0.50

Operating Data – Specialty HIV

 (in thousands, except patient months & prescriptions data)

	Three Months Ended December 31,
	2008			2007
Distribution Region	Net Sales	Prescriptions	Patient Months (1)	Net Sales	Prescriptions	Patient Months (1)
California	$48,397	185,188	36,837	$41,589	171,830	35,518
New York	22,357	76,873	11,320	20,345	76,139	11,154
Washington	1,433	6,196	1,137	1,141	5,613	971
Florida	504	2,244	297	511	2,364	323
Total	$72,691	270,501	49,591	$63,586	255,946	47,966

(1)  “Patient months” represents a count of the number of months during a period that a patient received at least one prescription. If an individual patient received multiple medications during each month of a three month period, a count of three would be included in patient months irrespective of the number of medications filled in each month.

Conference Call Information

The conference call to discuss the results will be held at 5:00 p.m. ET on Wednesday, March 4, 2009. To access the call, please dial (888) 279–0822. International participants may dial (706) 902-0355.  The conference call will also be webcast on Allion Healthcare’s website at www.allionhealthcare.com.  To join the webcast, please go to Allion Healthcare’s web site at least 15 minutes prior to the start of the conference call to register, download, and install any necessary audio software.

An audio replay of the conference call will be available from 8:00 p.m. ET on Wednesday, March 4, 2009, through 11:59 p.m. ET on Wednesday, March 18, 2009 by dialing (800) 642-1687 from the U.S. or (706) 645-9291 from abroad and entering confirmation code 86471829. The audio webcast will also be available on the Company's website at www.allionhealthcare.com for one year.

Questions during the live call will be taken from investment professionals only.

About Allion Healthcare

Allion Healthcare, Inc. is a national provider of specialty pharmacy and disease management services focused on HIV/AIDS patients as well as specialized biopharmaceutical medications and services to chronically ill patients. Allion Healthcare sells HIV/AIDS medications, ancillary drugs and nutritional supplies under the trade name MOMS Pharmacy. Allion Healthcare provides services for the intravenous immunoglobulin, Blood Clotting Factor and other therapies through its Biomed Healthcare division. Allion Healthcare works closely with physicians, nurses, clinics, AIDS Service Organizations, and with government and private payors to improve clinical outcomes and reduce treatment costs.

Safe Harbor Statement

This press release contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s growth strategy, future effective tax rate, the impact of the Medi-Cal rate reductions, and future financial performance. Words such as "continue," "will," "assume," and similar expressions identify forward-looking statements. Such forward-looking statements represent Allion Healthcare’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, successful integration of the Biomed acquisition, competitive pressures, demand for Allion Healthcare’s products and services, declining general economic conditions and restrictions in the credit market, changes in third party reimbursement rates or Allion Healthcare’s qualification for preferred reimbursement rates in California and New York, changes in government regulations or the interpretation of these regulations, Allion Healthcare’s ability to manage growth successfully, Allion Healthcare’s ability to effectively market its services, receipt of licensing and regulatory approvals, successful identification of strategic alliances and satellite facilities, and other risks set forth in Item 1A. Risk Factors in Allion Healthcare’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008. You are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Except to the extent required by applicable securities laws, Allion Healthcare undertakes no obligation to update any forward-looking statement contained herein, whether as a result of new information, future events, or otherwise.

Company Contact:                                                                                                Investor Contact:
Allion Healthcare, Inc.                                                                                         The Cockrell Group
Russ Fichera, Chief Financial Officer                                                                 Rich Cockrell
(631) 547-6520                                                                                                        (404) 942-3369
 rich.cockrell@thecockrellgroup.com
 www.thecockrellgroup.com

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of December 31,
(in thousands)	2008	2007
Assets
Current assets:
Cash and cash equivalents	$18,385	$19,557
Short term investments and securities held for sale	259	9,283
Accounts receivable (net of allowance for doubtful accounts of $2,248 in 2008 and $149 in 2007)	44,706	18,492
Inventories	12,897	8,179
Prepaid expenses and other current assets	655	767
Deferred tax asset	1,305	344
Total current assets	78,207	56,622

Property and equipment, net	1,647	790
Goodwill	134,298	41,893
Intangible assets, net	53,655	27,228
Marketable securities, non-current	2,155	—
Other assets	1,027	83
Total assets	$270,989	$126,616

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$24,617	$15,832
Accrued expenses	2,819	2,172
Income taxes payable	1,648	147
Current maturities of long term debt	1,698	—
Current portion of capital lease obligations	3	47
Total current liabilities	30,785	18,198

Long term liabilities:
Long term debt	32,204	—
Revolving credit facility	17,821	—
Notes payable - affiliates	3,644	—
Deferred tax liability	17,085	2,212
Capital lease obligations	4	—
Other	37	44
Total liabilities	101,580	20,454

Commitments and Contingencies

Stockholders’ Equity:
Convertible preferred stock, $.001 par value, shares authorized 20,000; issued and outstanding -0- in 2008 and 2007	—	—
Common stock, $.001 par value, shares authorized 80,000; issued and outstanding 25,946 in 2008 and 16,204 in 2007	26	16
Additional paid-in capital	168,386	112,636
Accumulated earnings (deficit)	1,033	(6,487)
Accumulated other comprehensive loss	(36)	(3)
Total stockholders’ equity	169,409	106,162
Total liabilities and stockholders’ equity	$270,989	$126,616

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales	$96,850	$63,586	$340,674	$246,661
Cost of goods sold	79,428	54,613	279,895	211,387
Gross profit	17,422	8,973	60,779	35,274

Operating expenses:
Selling, general and administrative expenses	9,838	6,734	35,523	26,728
Depreciation and amortization	1,327	872	5,519	3,574
Litigation settlement	—	—	3,950	—
Impairment of long-lived asset	—	—	519	599
Operating income	6,257	1,367	15,268	4,373

Interest expense (income), net	1,011	(248)	2,509	(804)
Income before taxes	5,246	1,615	12,759	5,177

Provision for taxes	2,181	546	5,239	1,917
Net income	$3,065	$1,069	$7,520	$3,260

Basic earnings per common share	$0.12	$0.07	$0.38	$0.20

Diluted earnings per common share	$0.12	$0.06	$0.34	$0.19

Basic weighted average of common shares outstanding	25,925	16,204	19,807	16,204
Diluted weighted average of common shares outstanding	26,379	17,062	22,275	17,017

ALLION HEALTHCARE, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	Twelve Months ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2008	2007
Net Income	$7,520	$3,260
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,519	3,574
Impairment of long-lived asset	519	599
Deferred rent	(6)	(15)
Amortization of deferred financing costs	136	—
Amortization of debt discount on acquisition notes	39	—
Change in fair value of interest rate cap contract	109	—
Provision for doubtful accounts	1,852	529
Stock based compensation expense	306	354
Deferred taxes	(274)	922
Changes in operating assets and liabilities exclusive of acquisitions:
Accounts receivable	(12,103)	(724)
Inventories	(2,804)	(3,142)
Prepaid expenses and other assets	216	87
Accounts payable, accrued expenses and income taxes payable	3,351	724
Net cash provided by operating activities	4,380	6,168

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,161)	(321)
Sale of property and equipment	26	—
Purchase of restricted certificate of deposit	(259)	—
Purchases of short term investments	(300)	(66,470)
Sales of short term investments	7,396	63,650
Payments for investment in Biomed, net of cash acquired	(50,359)	(220)
Payments for acquisitions	—	(299)
Net cash used in investing activities	(44,657)	(3,660)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from CIT revolver note	17,821	—
Net proceeds from CIT term loan	34,738	—
Payment for CIT interest rate cap contract	(112)	—
Payment for deferred financing costs	(907)	—
Payment for Biomed loans assumed	(14,925)	—
Net proceeds from exercise of employee stock options	332	—
Tax benefit from exercise of employee stock options	3,082	733
Repayment of CIT term loan, notes & capital leases	(924)	(746)
Net cash provided by (used in) financing activities	39,105	(13)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,172)	2,495
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	19,557	17,062
CASH AND CASH EQUIVALENTS, END OF YEAR	$18,385	$19,557

SUPPLEMENTAL DISCLOSURE
Income taxes paid	$969	$82
Interest paid	$2,450	$46

Allion Healthcare, Inc.
Selected Operating Segment Information

(in thousands)	Three months ended		Twelve months ended
	December 31,		December 31, (1)
	2008	2007	2008	2007

Net Sales
Specialty HIV	$72,691	$63,586	$276,947	$246,661
Specialty Infusion	24,159	-	63,727	-
Total Net Sales	$96,850	$63,586	$340,674	$246,661

Operating Income:
Specialty HIV (2)	$2,528	$1,367	$4,742	$4,373
Specialty Infusion	3,729	-	10,526	-
Total Operating Income	$6,257	$1,367	$15,268	$4,373

Depreciation & Amortization:
Specialty HIV	$709	$872	$3,153	$3,574
Specialty Infusion	618	-	2,366	-
Total Depreciation & Amortization	$1,327	$872	$5,519	$3,574

________________
(1)	Based on information for the nine months ended December 31, 2008 for the Company’s Specialty Infusion business acquired in April 2008.

(2)
Includes a $519 impairment charge and a $3,950 charge related to the Company’s litigation settlement with Oris Medical Systems, Inc. for the year ended December 31, 2008, and a $599 impairment charge for the year ended December 31, 2007.

Allion Healthcare, Inc.
Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Excluding Litigation Settlement and Impairment of long-lived asset) (UNAUDITED)

(in thousands)	Three months ended		Twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007

Net income	$3,065	$1,069	$7,520	$3,260
Income tax provision	2,181	546	5,239	1,917
Interest expense (income), net	1,011	(248)	2,509	(804)
Depreciation and amortization	1,327	872	5,519	3,574
EBITDA	$7,584	$2,239	$20,787	$7,947

Oris litigation settlement	-	-	3,950	-
Impairment of long-lived asset	-	-	519	599
Adjusted EBITDA	$7,584	$2,239	$25,256	$8,546

EBITDA refers to net income before interest, income tax expense, and depreciation and amortization.  Allion considers EBITDA to be a good indication of the Company's ability to generate cash flow in order to liquidate liabilities and reinvest in the Company.  Adjusted EBITDA excludes the litigation settlement related to the Company’s litigation with Oris Medical Systems, Inc. and the impairment of long-lived assets related to Oris, to reflect comparable year over year EBITDA performance and provide investors with supplemental information to assess recurring EBITDA performance. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.